Exhibit 21.
                                                                     ----------

                        SUBSIDIARIES OF THE REGISTRANT


                                                   Place of           Percentage
                                                   Place of           of  Voting
    Name of Company                                Incorporation      Securities
    ---------------                                -------------      ----------

ASF Thomas Limited                                 United Kingdom         100%
ASF Thomas Industries Holding Deutschland GmbH     Germany                100%
ASF Thomas Industries GmbH, Puchheim               Germany                100%
ASF Thomas Industries GmbH, Memmingen              Germany                100%
ASF Thomas Industries GmbH & Co. KG, Wuppertal     Germany                100%
ASF Thomas Industries Schweiz GmbH                 Switzerland            100%
Blue Grass Holdings Inc.                           Nevada                 100%
T.I. Industries Corporation                        Delaware               100%
TI Pneumotive, Inc.                                Delaware               100%
Thomas Canadian Holdings Inc.                      Delaware               100%
Thomas Group U.K., Inc.                            Delaware               100%
Thomas Imports, Inc.                               Nevada                 100%
Thomas Industries Asia Pacific, Inc.               Delaware               100%
Thomas Industries Asia Pacific, Ltd.               Hong Kong              100%
Thomas Industries Australia Pty. Ltd.              Australia              100%
Thomas Industries Export, Inc.                     U.S. Virgin Islands    100%
Thomas Industries Holdings Inc.                    Delaware               100%
Thomas-Oberdorfer Pumps, Inc.                      Delaware               100%
Tupelo Holdings Inc.                               Delaware               100%
Welch Vacuum Technology, Inc.                     Delaware                100%





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